Exhibit 99.1





CONTACT:    Robert Harwood                       Peter Barna
            Director, Investor Relations         Vice President-Finance and CFO
            203-573-3441                         203-353-5432



CROMPTON & KNOWLES SECOND QUARTER EARNINGS PER SHARE INCREASES 10 PERCENT BEFORE EXTRAORDINARY ITEMS

Stamford, CT, July 30, 1999 -- Crompton & Knowles Corporation (NYSE: CNK) announced today that second quarter diluted earnings per share before extraordinary items increased to 57 cents per share ($38.0 million) from 52 cents per share ($39.8 million) in last year's second quarter. Extraordinary items were losses on early extinguishment of debt of two cents per share ($1.1 million) in the second quarter of 1999 and 18 cents per share ($13.8 million) in last year's second quarter. Net earnings per diluted share in the second quarter of 1999 of 55 cents per share ($36.9 million) increased 62 percent from 34 cents per share ($26.0 million) in the prior year. Earnings per share benefitted by the company's stock buyback program as weighted average shares outstanding decreased to 66.6 million diluted from 76.8 million diluted in the second quarter of 1998.

Net sales for the second quarter of 1999 were down two percent to $409.2 million from $417.7 million in the second quarter of 1998 as adjusted to exclude $56.7 million resulting from deconsolidated joint ventures and the sale of the specialty ingredients business. The sales decline was primarily attributable to lower second quarter sales in the Colors business.

"With our continuing emphasis on building shareholder value, we are pleased to report another quarter of strong earnings per share growth" said Vincent A. Calarco, chairman, president and chief executive officer. "We will continue our focus on shareholder value as we move forward with the creation of CK Witco. Upon approval of C&K and Witco shareholders on or about September 1, the new company will provide excellent opportunities for revenue growth, market expansion and improving results."

For the first half of 1999, diluted earnings per share before special items of $1.04 per share ($70.4 million) increased 11 percent from $.94 per share ($71.7 million) in the prior year. Special items included an after-tax gain of 39 cents per share diluted ($26.8 million) relating to the sale of the specialty ingredients business in 1999 and extraordinary losses on early extinguishment of debt of two cents per share ($1.1 million) in 1999 and 21 cents per share ($15.8 million) in 1998. Weighted average shares outstanding decreased to 67.9 million diluted in 1999 from 76.6 million diluted in 1998. Net sales of $805.5 million decreased two percent from $819.8 million in the first half of 1998 as adjusted to exclude $131.7 million resulting from deconsolidated joint ventures and the sale of the specialty ingredients business. The sales decline was primarily attributable to lower first half sales in the Colors business.

Crompton & Knowles second quarter operating results from its reporting segments are summarized below. Comparisons to the second quarter of 1998 reflect adjustments to exclude the deconsolidated joint ventures and the sale of the specialty ingredients business.

Specialty Chemicals
-------------------
Performance Chemicals sales of $112.6 million decreased three percent from $116.2 million in the second quarter of 1998. Rubber chemical sales were lower by five percent primarily due to lower pricing, while specialty additive sales were about equal to the prior year. Operating profit of $13.8 million was 14 percent below the $16.1 million in the prior year primarily as a result of lower pricing in rubber chemicals.

Crop Protection sales of $81.3 million increased four percent from an adjusted $78.4 million in the second quarter of 1998. The increase in sales was achieved despite the poor condition of the U.S. farm economy and poor April and May weather conditions in California. Benefitting the quarter were increased exports to China and the Middle East, new product registrations in Eastern Europe and improved California weather in June. Operating profit of $30.1 million increased 13 percent from an adjusted $26.7 million in 1998 primarily as a result of increased sales volume, lower manufacturing costs and improved product mix.

Colors sales of $53.8 million decreased 17 percent from $64.6 million in the second quarter of 1998 as a result of continuing weakness in the US and European textile dye markets. Lower selling prices in the quarter accounted for six percent of the sales decline. Operating profit of $5.9 million decreased 27 percent from $8.1 million in 1998 primarily as a result of lower sales volume and pricing.

Polymers and Polymer Processing Equipment
-----------------------------------------
Polymer sales of $79.4 million increased three percent from an adjusted $77.3 million in the second quarter of 1998. EPDM sales were up four percent primarily as a result of higher pricing, while urethane sales increased one percent over the prior year. Operating profit of $22.7 million increased nine percent from an adjusted $20.7 million in the second quarter of 1998 primarily as a result of improved pricing and lower raw material costs, offset in part by lower equity income from our nitrile rubber joint venture.

Polymer Processing Equipment sales of $82.1 million increased one percent from $81.2 million in the prior year despite lower selling prices of approximately five percent. New orders during the quarter were significantly below shipments and backlog declined to $103 million from $118 million at the end of the first quarter. With a down cycle in the plastics machinery market, orders for the remainder of the year are expected to be weak. Operating profit of $5.5 million decreased 44 percent from the $9.8 million in 1998 primarily as a result of lower pricing and a shift in sales to lower margin systems. As previously announced on July 1, the company acquired an extrusion systems business in Germany with annual sales of approximately $10 million.

Crompton & Knowles Corporation is a global producer and marketer of specialty chemicals, polymers and polymer processing equipment.


                                      * * *


                                                                                                                           UNAUDITED
                                                                                                                           ---------
CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Earnings
Second quarter and six months ended 1999 and 1998
(In thousands, except for share data)


                                                 Second Quarter                                  Six Months
                              ------------------------------------              ------------------------------------
                                                        Adjusted                                            Adjusted
                                   1999         1998    1998 (a)                    1999           1998     1998 (a)
                              ------------------------------------              ------------------------------------

Net Sales                     $409,174     $474,337    $417,655                $805,466       $951,556     $819,816

Cost of products sold          248,582      292,091     257,218                 495,877        594,556      513,477
Selling, general and admin.     60,066       66,074      57,917                 120,656        133,347      116,171
Depreciation and amortization   18,666       20,394      18,901                  37,503         40,487       37,482
Research and development        11,278       13,200      11,052                  22,586         26,363       21,820
Equity income                   (2,379)           -      (3,750)                 (9,434)             -      (10,469)
                                ------       ------      ------                  ------         ------      -------


Operating profit                72,961       82,578     $76,317                 138,278        156,803     $141,335
                                                         ------                                             -------
Interest expense                12,953       20,505                              26,107         44,118
Other expense (income) (b)         451       (1,258)                            (40,255)        (1,547)
                                ------       ------                              ------         ------

Earnings before income taxes
    and extraordinary loss      59,557       63,331                             152,426         114,232
Income taxes                    21,588       23,536                              55,254          42,494
                                ------       ------                              ------         ------
Earnings before
    extraordinary loss          37,969       39,795                              97,172          71,738
Extraordinary loss on early
    extinguishment of debt      (1,085)     (13,843)                             (1,085)        (15,794)
                                ------       ------                              ------         ------
Net earnings                   $36,884      $25,952                             $96,087         $55,944
                                ------       ------                              ------         ------
Basic earnings per common share
    Earnings before
        extraordinary loss       $0.58        $0.53                               $1.46          $0.96
                                ------       ------                              ------         ------
Net earnings                     $0.56        $0.35                               $1.44          $0.75
                                ------       ------                              ------         ------
Weighted avg. shares
        outstanding             65,488       74,430                              66,603         74,267
                                ------       ------                              ------         ------

Diluted earnings per common share
    Earnings before
        extraordinary loss       $0.57        $0.52                               $1.43          $0.94
                                ------       ------                              ------         ------
Net earnings                     $0.55        $0.34                               $1.41          $0.73
                                ------       ------                              ------         ------
Weighted avg. shares
        outstanding             66,635       76,813                              67,925         76,613
                                ------       ------                              ------         ------

(a) Adjusted 1998 reflects the deconsolidation of the seed treatment and nitrile rubber joint ventures and the sale of the specialty ingredients business.

(b) Other expense (income) for the six months of 1999 includes a gain of $42,060 ($26,813 after-tax) from the sale of the specialty ingredients business.



                                                                                                                           UNAUDITED
                                                                                                                           ---------
CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
Segment Sales and Operating Profit
Second quarter and six months ended 1999 and 1998
(In thousands of dollars)


                                                 Second Quarter                                  Six Months
                              ------------------------------------              ------------------------------------
                                                        Adjusted                                            Adjusted
                                   1999         1998    1998 (a)                    1999           1998     1998 (a)
                              ------------------------------------              ------------------------------------

Net Sales

Specialty Chemicals
    Performance Chemicals     $112,567     $116,228    $116,228                $226,081       $229,500     $229,500
    Crop Protection             81,340      100,545      78,385                 147,058        208,388      146,511
    Colors                      53,765       64,610      64,610                 103,943        125,710      125,710
    Other                            -       23,346           -                       -         48,151            -
                                ------       ------      ------                  ------         ------      -------
                               247,672      304,729     259,223                 477,082        611,749      501,721
                                ------       ------      ------                  ------         ------      -------

Polymers & Polymer
    Processing Equipment
        Polymers                79,410       88,456      77,280                 158,145        175,046      153,334
        Polymer Processing
          Equip.                82,092       81,152      81,152                 170,239        164,761      164,761
                                ------       ------      ------                  ------         ------      -------
                               161,502      169,608     158,432                 328,384        339,807      318,095
                                ------       ------      ------                  ------         ------      -------
           Total net sales    $409,174     $474,337    $417,655                $805,466       $951,556     $819,816
                                ------       ------      ------                  ------         ------      -------

Operating Profit

Specialty Chemicals
    Performance Chemicals      $13,847      $16,121     $16,121                 $26,849        $30,348      $30,348
    Crop Protection             30,131       30,079      26,709                  52,245         58,358       48,366
    Colors                       5,860        8,063       8,063                  10,562         14,937       14,937
    Other                            -        2,510           -                       -          4,998            -
                                ------       ------      ------                  ------         ------      -------
                                49,838       56,773      50,893                  89,656        108,641        93,651
                                ------       ------      ------                  ------         ------      -------

Polymers & Polymer
    Processing Equipment
        Polymers                22,686       21,126      20,745                  44,093         39,476       38,998
        Polymer Processing
          Equip.                 5,511        9,832       9,832                  16,323         20,198       20,198
                                ------       ------      ------                  ------         ------      -------
                                28,197       30,958      30,577                  60,416         59,674       59,196
                                ------       ------      ------                  ------         ------      -------

General corporate expense       (5,074)      (5,153)     (5,153)                (11,794)       (11,512)     (11,512)
                                ------       ------      ------                  ------         ------      -------
    Total operating profit     $72,961      $82,578     $76,317                $138,278       $156,803     $141,335
                                ------       ------      ------                  ------         ------      -------

    (a) Adjusted 1998 reflects the deconsolidation of the seed treatment and nitrile rubber joint ventures and the sale of the specialty ingredients business.


                                                                                                             June 26, 1999 UNAUDITED
                                                                                                             -----------------------
CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
June 26, 1999 and December 26, 1998
(In thousands of dollars)



                                                        June 26,                               June 27,
                                                            1999                                   1998
                                                      ----------                             ----------
    ASSETS
    CURRENT ASSETS
    Cash                                             $   14,243                             $   12,104
    Accounts receivable                                 199,368                                173,668
    Inventories                                         318,711                                334,562
    Other current assets                                 82,788                                 77,422
                                                      ----------                             ----------
        Total current assets                            615,110                                597,756
                                                      ----------                             ----------

    NON-CURRENT ASSETS
    Property, plant and equipment                       449,804                                473,403
    Cost in excess of acquired net assets               145,563                                166,184
    Other assets                                        170,715                                171,550
                                                      ----------                             ----------
                                                     $1,381,192                             $1,408,893
                                                      ----------                             ----------

    LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES
    Notes payable                                    $   15,327                             $   17,305
    Accounts payable                                    106,396                                117,338
    Accrued expenses                                    133,451                                139,401
    Income taxes payable                                 79,657                                103,179
    Other current liabilities                            14,711                                 17,149
                                                      ----------                             ----------
        Total current liabilities                       349,542                                 394,372
                                                      ----------                             ----------

    NON-CURRENT LIABILITIES
    Long-term debt                                      668,975                                646,857
    Postretirement health care liability                142,995                                142,727
    Other liabilities                                   142,686                                158,234
                                                      ----------                             ----------

    STOCKHOLDERS' EQUITY
    Common stock                                          7,733                                  7,733
    Additional paid-in capital                          240,884                                238,615
    Retained earnings (deficit)                          76,830                                (15,985)
    Accumulated other comprehensive income              (49,737)                               (37,571)
    Treasury stock at cost                             (197,944)                              (125,246)
    Deferred compensation                                  (772)                                  (843)
                                                      ----------                             ----------
        Total stockholders' equity                       76,994                                 66,703
                                                      ----------                             ----------

                                                     $1,381,192                             $1,408,893
                                                      ----------                             ----------



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


                                                                                                                           UNAUDITED
                                                                                                                           ---------
CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Six months ended June 26, 1999 and June 27, 1998
(In thousands of dollars)


                                                        June 26,                               June 27,
Increase (decrease) to cash                                 1999                                   1998
---------------------------                           ----------                             ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings                                     $   96,087                             $    55,944
    Adjustments to reconcile net earnings
        to net cash provided by operations:
            Gain on sale of specialty ingredients       (42,060)                                      -
            Extraordinary loss on early debt
               extinguishment                             1,085                                  15,794
            Depreciation and amortization                37,503                                  40,487
            Equity income                                (9,434)                                      -
            Changes in assets and liabilities,
               net (a)                                  (85,078)                                  2,177
                                                      ----------                             ----------
    Net cash provided (used) by operations (a)           (1,897)                                114,402
                                                      ----------                             ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale of specialty ingredients         103,000                                       -
    Capital expenditures                                (34,078)                                (21,341)
    Acquisitions                                              -                                  (5,927)
    Other investing activities                           (3,100)                                    235
                                                      ----------                             ----------
    Net cash provided (used) by investing activities     65,822                                 (27,033)
                                                      ----------                             ----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Redemption of 11% and 12% notes                           -                                (352,802)
    Proceeds on long-term borrowings                     22,118                                 279,313
    Proceeds (payments) on short-term borrowings         (1,978)                                  1,174
    Premium paid on early extinguishment of debt         (1,437)                                (15,289)
    Treasury stock acquired                             (74,596)                                      -
    Dividends paid                                       (3,272)                                 (3,721)
    Other financing activities                           (3,121)                                  9,343
                                                      ----------                             ----------
    Net cash used by financing activities               (62,286)                                (81,982)
                                                      ----------                             ----------

CASH
    Effect of exchange rates on cash                        500                                 (1,163)
                                                      ----------                             ----------
    Change in cash                                        2,139                                  4,224
    Cash at beginning of period                          12,104                                 10,607
                                                      ----------                             ----------
    Cash at end of period                            $   14,243                             $   14,831
                                                      ----------                             ----------



(a) 1999 includes tax payment of $48 million relating to fourth quarter 1998 Gustafson gain and 1998 includes Gustafson cash flow of $14 million and accounts receivable discounting of $20 million.